Exhibit 10.40

First Amendment to Lease Agreement

Change of Commencement Date

This First Amendment to Lease Agreement (the "Amendment") is made and entered into to be effective as of January 15, 2004, by and between MISSION RIDGE ASSOCIATES LLC, a Delaware limited liability company ("Landlord"), and ENSIGN FACILITY SERVICES, INC. a Nevada corporation ("Tenant"), with reference to the following facts:

Recitals

        A.    Landlord and Tenant have entered into that certain Lease Agreement dated August 28, 2003 (the "Lease"), for the leasing of certain premises containing approximately 15,920 rentable square feet of space located at 27101 Puerta Real, Suite 450, Mission Viejo, California (the "Premises") as such Premises are more fully described in the Lease.

        B.    Landlord and Tenant wish to amend the Commencement Date of the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Recitals: Landlord and Tenant agree that the above recitals are true and correct.

2.
The Commencement Date of the Lease shall be February 1, 2004.

3.
The last day of the Term of the Lease (the "Expiration Date") shall be September 30, 2009.

4.
The dates on which the Base Rent will be adjusted are:

  for the period 2/01/04 to 1/31/05 the monthly Base Rent shall be $34,228.00;
  for the period 2/01/05 to 8/31/05 the monthly Base Rent shall be $35,183.20;
  for the period 9/01/05 to 8/31/06 the monthly Base Rent shall be $35,979.20;
  for the period 9/01/06 to 8/31/07 the monthly Base Rent shall be $36,775.20;
  for the period 9/01/07 to 8/31/08 the monthly Base Rent shall be $37,571.20; and
  for the period 9/01/08 to 9/30/09 the monthly Base Rent shall be $38,367.20.

  Provided Tenant faithfully performs all of the terms and conditions of this Lease, landlord hereby agrees to (i) abate Tenant's obligation to pay Tenant's monthly Base Rent for the first (1st), second (2nd), third (3rd), fourth (4th), fifth (5th), sixth (6th) full months of the initial Lease Term for the entire Premises and (ii) abate Tenant's obligation to pay Tenant's monthly Base Rent as to four thousand (4,000) rentable square feet of the Premises for the seventh (7th), eighth (8th), ninth (9th), tenth (10th), eleventh (11th) and twelfth (12th) full calendar months of the initial Lease Term.

5.
Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

6.
Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

7.
Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

8.
The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

Tenant:
ENSIGN FACILITY SERVICES, INC. a Nevada corporation

By:	/s/ CHRISTOPHER R. CHRISTENSEN
Its:	President
Date:	6/07/04
By:	/s/ J. RICHARD TOOLE
Its:	Secy
Date:	6/09/04
Landlord:
MISSION RIDGE ASSOCIATES LLC, a Delaware limited liability company, Owner
By:	LEGACY PARTNERS COMMERCIAL, L.P., a California limited partnership, as property manager and agent for Owner
By:	LEGACY PARTNERS COMMERCIAL, INC., a Texas corporation
By:	/s/ DEBRA SMITH Senior Vice President
Date:	6/17/04